Exhibit 99.1
DigitalOcean Announces Second Quarter 2026 Financial Results
Raising 2026 revenue outlook
RPO increased to $894 million, up 12x from a year ago
Q2 2026 Revenue of $281 million grew 29% year-over-year
Million+ Dollar Customer ARR grew 214% year-over-year to $259 million
AI Customer ARR grew 212% year-over-year to $234 million
Record $93 million in incremental ARR

BROOMFIELD, Colo., August 4, 2026 – DigitalOcean Holdings, Inc. (NYSE: DOCN), the AI-Native Cloud purpose-built for inference and agentic workloads, today announced results for its second quarter ended June 30, 2026.
"Our growth rate is accelerating, as revenue grew 29% year-over-year, more than double our growth rate a year ago," said Paddy Srinivasan, CEO of DigitalOcean. "The acceleration is coming from our highest spending customers and sophisticated AI Natives, and we are now beginning to land nine-figure annual commitments. Early Inference Engine customers drove their total token consumption up approximately 30x in the last 60-days, and 85% of our AI customer ARR now comes from inference and core cloud rather than bare metal. Just as important is how we are growing: attractive margins, positive free cash flow, capacity delivered on or ahead of schedule, and a stronger balance sheet. Our customer momentum and early product traction give us confidence to raise our 2026 revenue outlook to approximately 30%, reaching 35% or more by Q4 2026, and strengthen our conviction in our ability to exceed 50% growth in 2027."
Second Quarter 2026 Financial Highlights(1):
•Revenue was $281 million, an increase of 29%.
•Annual Run-Rate Revenue (“ARR”) ended the quarter at $1,125 million, an increase of 29%. AI Customer ARR was $234 million, an increase of 212%.
•Record $93 million of incremental ARR added during the quarter, an increase of 191%.
•Net income attributable to common stockholders was $35 million, a decrease of 4%, and net income margin was 13%.
•Operating income was $29 million, a decrease of 18%, and operating income margin was 10%.
•Adjusted operating income was $67 million, an increase of 9%, and adjusted operating income margin was 24%.
•Adjusted EBITDA was $114 million, an increase of 27%, and adjusted EBITDA margin was 40%.
•Diluted net income per share was $0.29 and non-GAAP diluted net income per share was $0.45.
•Net cash from operating activities increased to $110 million at a 39% margin, from $92 million at a 42% margin in the second quarter of 2025.
•Adjusted free cash flow increased to $61 million at a 22% margin, from $57 million at a 26% margin in the second quarter of 2025.
•Cash and cash equivalents was $767 million as of June 30, 2026.
•Remaining Performance Obligation (“RPO”)(2) was $894 million, of which, $366 million is expected to be recognized over the next 12 months. RPO was $71 million in the second quarter of 2025.

Second Quarter 2026 Operational Highlights(1):
•Launched Inference Engine as part of AI-Native Cloud.
•Shipped more than 80 product releases since April.
•Signed first nine-figure annual customer commitments with leading AI-Natives, extending weighted average contract life from 1.6 years to over 3 years.
•Secured an incremental 20 MW of committed data center capacity expected to come online in 2027 and 2028, bringing total committed capacity to approximately 155 MW, with additional capacity actively being pursued.
•Added to the Russell 1000 Index, recognition of a business that has scaled with discipline, pairing durable growth with consistent execution.
•The number of $100K+ Customers(3) grew 9%, while the revenue from these customers, which now represents 35% of total revenue, grew 98%.
•The number of $500K+ and $1M+ Customers grew 35% and 73%, respectively. Revenue from these customers, which now represents 26% and 23% of total revenue, grew 160% and 214%, respectively.
Recent Developments:
•Repurchased approximately $472 million of our 0.00% Convertible Senior Notes due 2030, funded by a concurrent registered direct offering, reducing leverage with minimal cash usage and minimal dilution, with issued shares offset by the retired notes and an intended repurchase of approximately 500,000 shares.
______________
(1)All growth rates are year-over-year unless otherwise specified.
(2)Beginning in the fourth quarter of 2025, the RPO amount represents all contracts regardless of the duration of their original expected term. Prior periods have been recast to conform to the current period presentation. Refer to our Annual Report on Form 10-K for the year ended December 31, 2025 for further details.
(3)Beginning in the fourth quarter of 2025, we redefined our total customer count and our customer category naming and disaggregation. Prior periods have been recast to conform to the current period presentation. Refer to our Annual Report on Form 10-K for the year ended December 31, 2025 for further details.

Financial Outlook:
DigitalOcean is initiating guidance for the third quarter ending September 30, 2026 as follows:
•Total revenue of $304 to $307 million, up 32% to 34% year-over-year.
•Adjusted EBITDA margin of 38% to 39%.
•Non-GAAP diluted net income per share of $0.28 to $0.30.
•Fully diluted weighted average shares outstanding of approximately 126 to 127 million shares.
For the full year 2026, we now expect:
•Total revenue of $1.170 to $1.180 billion, up 30% to 31% year-over-year.
•Adjusted EBITDA margin of 38.5% to 39.5%.
•Adjusted free cash flow margin in the range of 11% to 13% of revenue.
•Non-GAAP diluted net income per share of $1.35 to $1.40.
•Fully diluted weighted average shares outstanding of approximately 122 to 123 million shares.
A reconciliation of non-GAAP outlook measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. Accordingly, a reconciliation is not available without unreasonable effort and we are unable to assess the probable significance of the unavailable information, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

The financial guidance presented in this release are estimates based on information available to management as of the date of this release. There can be no assurance that our actual results will not differ from the financial guidance presented in this release.
Conference Call Information:
DigitalOcean will host a conference call today, August 4, 2026, at 8:00 a.m. ET to review its results. The conference call and presentation can be accessed by registering for the webcast at https://events.q4inc.com/attendee/684389800. A live webcast and replay of the conference call in addition to the presentation can be accessed from the DigitalOcean investor relations website at investors.digitalocean.com.
About DigitalOcean
DigitalOcean (NYSE: DOCN) is the AI-Native Cloud, purpose-built for inference and agentic workloads. Its five-layer integrated platform, spanning GPU and CPU infrastructure, core cloud, inference, data, and managed agent orchestration, is open throughout with no vendor lock-in, giving builders everything they need to start fast, scale production AI workloads, and improve unit economics. More than 680,000 customers and millions of developers globally trust DigitalOcean to build, ship, and scale their applications. Learn more at digitalocean.com.
Forward‑Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our expected future performance, including but not limited to statements in the section titled “Financial Outlook” and the quotations of our CEO. The forward-looking statements contained in this release and the accompanying earnings call referenced in this release are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to: (1) fluctuations in our financial results make it difficult to project future results; (2) our ability to sustain profitability in the future; (3) our ability to expand usage of our platform by existing customers and/or attract new customers and/or retain existing customers; (4) the speed at which the market for our platform and solutions develops; (5) the success of the development and use of our artificial intelligence and machine learning (“AI/ML”) product offerings or use of third-party AI/ML-based tools; (6) our ability to release updates and new features to our platform and adapt and respond effectively to rapidly changing technology or customer needs; (7) our ability to control costs, including our operating expenses, and the timing of payment for expenses; (8) the amount and timing of non-cash expenses, including stock-based compensation, goodwill impairments and other non-cash charges; (9) breaches in our security measures allowing unauthorized access to our platform, our data, or our customers’ data; (10) the competitive markets in which we participate; (11) our ability to effectively integrate and retain new members of our executive leadership team and senior management; (12) the effects of acquisitions and their integration; (13) general market, political, economic, and business conditions, including changes in trade policies, such as trade wars, tariffs and other restrictions or the threat of such actions; (14) the impact of new accounting pronouncements; (15) our ability to control fraudulent registrations and usage of our platform, reduce bad debt and lessen capacity constraints on our data centers, servers and equipment; (16) our customers’ ability to have continued and unimpeded access to our platform, including as a result of evolving laws and industry standards; and (17) our plans with respect to accelerating investments in data centers and GPU capacity.

Further information on these and additional risks, uncertainties, assumptions and other factors that could cause actual results or outcomes to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent filings and reports we make with the SEC.
We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur. The forward-looking statements made in this release relate only to events as of the date on which the statements are made. We assume no obligation to, and do not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with non-GAAP financial measures including: (i) adjusted operating income and adjusted operating income margin, (ii) adjusted EBITDA and adjusted EBITDA margin and (iii) non-GAAP net income and non-GAAP diluted net income per share. These measures are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.
We believe that adjusted operating income margin and adjusted EBITDA, when taken together with our GAAP financial results, provide meaningful supplemental information regarding our operating performance (including our long-term performance in the case of adjusted operating income) and facilitate internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of adjusted operating income and adjusted EBITDA is helpful to our investors as they are measures used by management in assessing the health of our business, evaluating our operating performance, and for internal planning and forecasting purposes.
We believe non-GAAP net income and non-GAAP diluted net income per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric generally eliminates the effects of unusual or non-recurring items from period to period for reasons unrelated to overall operating performance.
Our calculations of each of these measures may differ from the calculations of measures with the same or similar titles by other companies and therefore comparability may be limited. Because of these limitations, when evaluating our performance, you should consider each of these non-GAAP financial measures alongside other financial performance measures, including the most directly comparable financial measure calculated in accordance with GAAP and our other GAAP results. A reconciliation of each of our non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP is set forth in the tables in the section “Reconciliation of GAAP to Non-GAAP Data.”
Adjusted Operating Income and Adjusted Operating Income Margin
We define adjusted operating income as operating income, adjusted to exclude stock-based compensation, amortization of acquired intangible assets, acquisition related compensation, acquisition and integration related costs, restructuring and other charges, restructuring related charges, impairment of certain long-lived assets and other charges. We define adjusted operating income margin as adjusted operating income as a percentage of revenue.
Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net income attributable to common stockholders, adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, acquisition related compensation, acquisition and integration related costs, income tax expense (benefit), restructuring and other charges, restructuring related charges, impairment of certain long-lived assets, interest income and other income, net, (gain) loss on extinguishment of debt, net, and other charges. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue.
Non-GAAP Net Income and Non-GAAP Diluted Net Income Per Share
We define non-GAAP net income as net income attributable to common stockholders, excluding stock-based compensation, acquisition related compensation, amortization of acquired intangibles, acquisition and integration related costs, restructuring and other charges, restructuring related charges, impairment of certain long-lived assets, (gain) loss on extinguishment of debt, net, and other charges. In addition to these exclusions, we subtract an assumed non-GAAP provision for income taxes to calculate non-GAAP net income that excludes the current period income tax benefit (expense). We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision in order to provide better consistency across reporting periods. We define non-GAAP diluted net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding, which includes the potentially dilutive effect of our stock options, RSUs, PRSUs, and Convertible Notes and, beginning in the first quarter of 2026, excludes the in-the-money portion of our 2030 Convertible Notes as they are covered by our capped call transactions, which are expected to mitigate the dilutive effect of our 2030 Convertible Notes.
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin
Adjusted free cash flow is a non-GAAP financial measure that we define as net cash provided by operating activities less purchases of property and equipment, capitalized internal-use software costs, purchase of intangible assets, and excluding cash paid for restructuring and other charges, acquisition related compensation, restructuring related charges, and acquisition and integration related costs. Adjusted free cash flow margin is calculated as adjusted free cash flow divided by total revenue.
We believe that adjusted free cash flow and adjusted free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our core operations that can be used for strategic initiatives, including investing in our business and selectively pursuing acquisitions and strategic investments. We further believe that historical and future trends in adjusted free cash flow and adjusted free cash flow margin, even if negative, provide useful information about the amount of net cash provided by operating activities that is available (or not available) to be used for strategic initiatives. Adjusted free cash flow and adjusted free cash flow margin exclude acquisitions of equipment under financing arrangements, finance leases, and our future contractual commitments. Additionally, adjusted free cash flow does not represent the residual cash flow available for discretionary expenses given our debt obligations and the total increase or decrease in our cash balance for a given period.
Unlevered Adjusted Free Cash Flow and Unlevered Adjusted Free Cash Flow Margin
Unlevered adjusted free cash flow is a non-GAAP financial measure that we define as adjusted free cash flow excluding cash paid for interest and interest income. Unlevered adjusted free cash flow margin is calculated as unlevered adjusted free cash flow divided by total revenue.
We believe that unlevered adjusted free cash flow and unlevered adjusted free cash flow margin provide additional information to adjusted free cash flow about our liquidity and, measured over time, enable management and investors to monitor the underlying business’ growth pattern and ability to generate cash. We further believe that unlevered adjusted free cash flow is an important metric, as it provides a clear view of our cash generation before the impact of financing decisions and many investors and analysts use unlevered adjusted free cash flow as the basis of their enterprise value calculations as they assess the value of our business. Unlevered adjusted free cash flow and unlevered adjusted free cash flow margin exclude certain charges that will be settled in cash, such as interest paid to service our debt and equipment financing obligations. Additionally, unlevered adjusted free cash flow does not represent the residual cash flow available for discretionary expenses given our debt obligations and the total increase or decrease in our cash balance for a given period.

Key Business Metrics:
We utilize the key metrics set forth below to help us evaluate our business and growth, identify trends, formulate financial projections and make strategic decisions.
Customers
We calculate customer count as the average number of customers as of the last day of the month for each month in the most recent quarter. Customers are classified in the following categories based on the amount of their spend in a given month and individual customers may fall within different categories within a reporting period (customer spend in a month in whole dollars):
•Digital Native Enterprise Customers: users that spend more than $500 in a month.
•$100K+ Customers: users that spend more than $8,333 in a month.
•$500K+ Customers: users that spend more than $41,667 in a month.
•$1M+ Customers: users that spend more than $83,333 in a month.
ARR
We calculate ARR by multiplying total revenue for the most recent quarter by four.
AI Customer ARR
We calculate AI Customer ARR by multiplying total AI Customer Revenue for the most recent quarter by four. AI Customer Revenue is defined as the total revenue generated from customers who utilize one or more of our AI/ML offerings, inclusive of their revenue from our IaaS and PaaS/SaaS offerings during the period.
Other Metrics:
Remaining Performance Obligation
Remaining performance obligation (“RPO”) represents commitments in customer contracts for future services that have not yet been recognized in the condensed consolidated financial statements. RPO is not necessarily indicative of future revenue growth because it does not account for the timing of customers’ consumption or their usage beyond their contracted capacity. Additionally, RPO may increase when customers transition from usage-based to commitment-based agreements, which does not always reflect incremental revenue growth. RPO is influenced by a number of factors, including the timing and size of renewals, the timing and size of purchases of additional capacity and average contract term. Due to these factors, it is important to review RPO in conjunction with revenue and other financial metrics contained in this release and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent filings and reports we make with the SEC.

Investor Contact
investors@digitalocean.com
Media Contact
press@digitalocean.com

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(unaudited)

	June 30, 2026	December 31, 2025
Current assets:
Cash and cash equivalents	$767,026	$254,475
Accounts receivable, less allowance for credit losses of $6,812 and $6,374, respectively	115,000	90,908
Prepaid expenses and other current assets	135,584	81,598
Total current assets	1,017,610	426,981
Property and equipment, net	1,049,332	589,094
Restricted cash	156	158
Goodwill	350,651	348,674
Intangible assets, net	93,373	99,504
Operating lease right-of-use assets, net	505,697	270,854
Deferred tax assets	93,991	90,310
Other assets	12,243	12,130
Total assets	$3,123,053	$1,837,705

Current liabilities:
Accounts payable	$10,387	$38,836
Accrued other expenses	70,883	42,679
Deferred revenue	53,039	5,882
Debt, current	311,654	325,109
Operating lease liabilities, current	126,233	108,037
Finance lease liabilities and equipment financing obligations, current	129,777	31,411
Other current liabilities	74,139	67,510
Total current liabilities	776,112	619,464
Deferred tax liabilities	3,952	4,092
Debt, long-term	609,399	970,653
Operating lease liabilities, long-term	352,854	166,895
Finance lease liabilities and equipment financing obligations, long-term	447,943	99,103
Other non-current liabilities	2,062	6,188
Total liabilities	2,192,322	1,866,395
Commitments and contingencies (Note 9)

Preferred stock ($0.000025 par value per share; 10,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2026 and December 31, 2025)	—	—
Common stock ($0.000025 par value per share; 750,000,000 shares authorized; 105,002,427 and 91,947,614 issued and outstanding as of June 30, 2026 and December 31, 2025, respectively)	2	2
Additional paid-in capital	925,014	16,005
Accumulated other comprehensive loss	(1,756)	(960)
Retained earnings (Accumulated deficit)	7,471	(43,737)
Total stockholders’ equity (deficit)	930,731	(28,690)
Total liabilities and stockholders’ equity	$3,123,053	$1,837,705

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue	$281,184	$218,700	$539,089	$429,403
Cost of revenue	126,522	87,755	239,717	169,014
Gross profit	154,662	130,945	299,372	260,389
Operating expenses:
Research and development	57,515	39,644	106,345	79,238
Sales and marketing	22,568	19,288	44,237	38,689
General and administrative	45,208	36,394	82,848	69,201
Total operating expenses	125,291	95,326	233,430	187,128

Operating income	29,371	35,619	65,942	73,261

Other (expense) income:
Interest expense	(7,463)	(2,239)	(18,016)	(4,447)
Loss on extinguishment of debt, net	—	(269)	(2,700)	(269)
Interest income and other income, net	5,234	9,337	6,412	15,283
Other (expense) income, net	(2,229)	6,829	(14,304)	10,567

Income before income taxes	27,142	42,448	51,638	83,828
Income tax benefit (expense)	8,295	(5,421)	(430)	(8,597)
Net income attributable to common stockholders	$35,437	$37,027	$51,208	$75,231
Net income per share attributable to common stockholders
Basic	$0.34	$0.41	$0.52	$0.82
Diluted	$0.29	$0.39	$0.45	$0.77
Weighted-average shares used to compute net income per share attributable to common stockholders
Basic	104,611	91,097	98,856	91,538
Diluted	126,548	100,617	118,708	101,521

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2026	2025
Operating activities
Net income attributable to common stockholders	$51,208	$75,231
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	96,629	61,975
Stock-based compensation	55,231	40,513
Provision for expected credit losses	8,078	8,607
Loss on extinguishment of debt	2,700	269
Operating lease right-of-use assets and liabilities, net	(30,810)	(13,816)
Non-cash interest expense	2,960	4,005
Other	3,476	(7,853)
Changes in operating assets and liabilities:
Accounts receivable	(32,230)	(17,064)
Prepaid expenses and other current assets	(53,906)	1,201
Accounts payable and accrued expenses	6,536	(3,029)
Deferred revenue	47,157	5,867
Other assets and liabilities	(140)	631
Net cash provided by operating activities	156,889	156,537

Investing activities
Capital expenditures - property and equipment	(81,576)	(95,160)
Capital expenditures - internal-use software	(11,785)	(3,412)
Acquisition of equipment under financing arrangements	(51,544)	—
Purchase of intangible assets	(754)	(1,835)
Cash paid for acquisition of businesses, net of cash acquired	(4,042)	—
Net cash used in investing activities	(149,701)	(100,407)

Financing activities
Proceeds from follow-on public offering, net of underwriting discounts and issuance costs	887,888	—
Principal repayment of Term Loan Facility	(500,000)	—
Proceeds from drawdown of Term Loan Facility	120,000	—
Payment of debt issuance costs	—	(4,081)
Proceeds related to issuance of common stock under equity incentive plan	3,558	2,771
Proceeds from issuance of common stock under employee stock purchase plan	2,494	2,660
Employee payroll taxes paid related to net settlement of equity awards	(38,406)	(16,294)
Proceeds from financing arrangements	51,544	—
Principal repayments of finance leases and financing arrangements	(21,651)	(2,733)
Repurchase and retirement of common stock including related costs	—	(79,199)
Net cash provided by (used in) financing activities	505,427	(96,876)

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2026	2025
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(66)	45
Increase (decrease) in cash, cash equivalents and restricted cash	512,549	(40,701)
Cash, cash equivalents and restricted cash - beginning of period	254,633	430,193
Cash, cash equivalents and restricted cash - end of period	$767,182	$389,492

DIGITALOCEAN HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited)
Adjusted Operating Income and Operating Income Margin

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2026	2025	2026	2025
Operating income	$29,371	$35,619	$65,942	$73,261

Adjustments:
Stock-based compensation	32,724	21,081	55,231	40,513
Amortization of acquired intangible assets	5,070	5,031	10,008	10,228
Impairment of certain long-lived assets	311	—	311	—
Adjusted operating income	$67,476	$61,731	$131,492	$124,002
As a percentage of revenue:
Operating income margin	10%	16%	12%	17%
Adjusted operating income margin	24%	28%	24%	29%
Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2026	2025	2026	2025
GAAP Net income attributable to common stockholders	$35,437	$37,027	$51,208	$75,231

Adjustments:
Depreciation and amortization	51,154	32,765	96,629	61,975
Stock-based compensation	32,724	21,081	55,231	40,513
Interest expense	7,463	2,239	18,016	4,447
Income tax (benefit) expense	(8,295)	5,421	430	8,597
Loss on extinguishment of debt	—	269	2,700	269
Impairment of certain long-lived assets	311	—	311	—
Interest income and other income, net(1)	(5,234)	(9,337)	(6,412)	(15,283)
Adjusted EBITDA	$113,560	$89,465	$218,113	$175,749
As a percentage of revenue:
Net income margin	13%	17%	9%	18%
Adjusted EBITDA margin	40%	41%	40%	41%
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(1)For the three and six months ended June 30, 2026 and 2025, primarily consists of interest income from our cash and cash equivalents.

Non-GAAP Net Income and Non-GAAP Diluted Net Income Per Share

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share amounts)	2026	2025	2026	2025
GAAP Net income attributable to common stockholders	$35,437	$37,027	$51,208	$75,231
Stock-based compensation	32,724	21,081	55,231	40,513
Amortization of acquired intangible assets	5,070	5,031	10,008	10,228
Loss on extinguishment of debt(1)	—	269	2,700	269
Impairment of certain long-lived assets	311	—	311	—
Non-GAAP income tax adjustment(2)	(18,735)	(5,593)	(18,752)	(12,977)
Non-GAAP Net income	$54,807	$57,815	$100,706	$113,264

Non-cash charges related to convertible notes(3)	$1,118	$1,596	$2,190	$3,191
Non-GAAP Net income used to compute net income per share, diluted	$55,925	$59,411	$102,896	$116,455

GAAP Net income per share attributable to common stockholders, diluted(6)	$0.29	$0.39	$0.45	$0.77
Stock-based compensation	0.27	0.21	0.48	0.40
Amortization of acquired intangible assets	0.04	0.05	0.09	0.10
Loss on extinguishment of debt(1)	—	—	0.02	—
Impairment of certain long-lived assets	—	—	—	—
Non-cash charges related to convertible notes(3)	0.01	0.02	0.02	0.03
Non-GAAP income tax adjustment(2)	(0.16)	(0.08)	(0.17)	(0.15)
Non-GAAP Net income per share, diluted(4)	$0.45	$0.59	$0.89	$1.15

GAAP Weighted-average shares used to compute net income per share, diluted	126,548	100,617	118,708	101,521
Add: Weighted-average dilutive effect of potentially dilutive securities	—	—	1,750	—
Less: Anti-dilutive impact of capped call transaction(5)	(3,227)	—	(4,388)	—
Non-GAAP Weighted-average shares used to compute net income per share, diluted(6)	123,321	100,617	116,070	101,521
______________
(1)For the three and six months ended June 30, 2026, excludes tax impact which is presented in Non-GAAP income tax adjustment.
(2)For the periods in fiscal year 2026 and 2025, we used a tax rate of 16%, which we believe is a reasonable estimate of our long-term effective tax rate applicable to non-GAAP pre-tax income for each respective year.
(3)Consists of non-cash interest expense for amortization of debt issuance costs related to our Convertible Notes.
(4)May not foot due to rounding.
(5)Excludes the in-the-money portion of our 2030 Convertible Notes for non-GAAP weighted-average diluted shares as they are covered by our capped call transactions. Our outstanding capped call transactions are antidilutive under GAAP, but are expected to mitigate the dilutive effect of our 2030 Convertible Notes, and therefore are included in the calculation of non-GAAP diluted shares outstanding. The capped calls have an antidilutive impact when the average stock price of our common stock in a given period is higher than their exercise price.
(6)Includes 1,750 and 15,957 of potentially dilutive securities related to our 2026 and 2030 Convertible Notes, respectively, as if the entire principal amount outstanding were converted into shares for the three and six months ended June 30, 2026. Includes 8,403 of potentially dilutive securities related to our 2026 Convertible Notes as if the entire principal amount outstanding were converted into shares for the three and six months ended June 30, 2025. The Company has the election of settling any conversion in cash, shares of our common stock, or a combination of both. Refer to our Quarterly Report on Form 10-Q for the three months ended June 30, 2026 for further details.
Adjusted Free Cash Flow, Unlevered Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin and Unlevered Adjusted Free Cash Flow Margin

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2026	2025	2026	2025
GAAP Net cash provided by operating activities	$109,968	$92,447	$156,889	$156,537
Adjustments:
Capital expenditures - property and equipment	(41,584)	(33,197)	(81,576)	(95,160)
Capital expenditures - internal-use software development	(7,045)	(1,383)	(11,785)	(3,412)
Purchase of intangible assets	(754)	(852)	(754)	(1,835)
Restructuring and other charges	—	—	—	64
Adjusted free cash flow	$60,585	$57,015	$62,774	$56,194
Plus: Cash paid for interest	4,820	54	14,349	249
Less: Interest income	(6,390)	(3,202)	(9,267)	(6,859)
Unlevered adjusted free cash flow	$59,015	$53,867	$67,856	$49,584
As a percentage of revenue:
GAAP Net cash provided by operating activities	39%	42%	29%	36%
Adjusted free cash flow margin	22%	26%	12%	13%
Unlevered adjusted free cash flow margin	21%	25%	13%	12%